As filed with the Securities and Exchange Commission on March 25, 2009

Registration No. 333-138323

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YOUNG INNOVATIONS, INC.

(Exact name of issuer as specified in its charter)

Missouri	43-1718931
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

13705 Shoreline Court, Earth City, Missouri	63045
(Address of Principal Executive Offices)	(Zip Code)

2006 Long-Term Incentive Plan

Amended and Restated 1997 Stock Option Plan

(Full Title of the Plans)

Alfred E. Brennan, Jr.

Chief Executive Officer

13705 Shoreline Court

Earth City, Missouri 63045

(Name and Address of agent for service)

(314) 344-0010

(Telephone number, including area code, of agent for service)

Item 5 of this Form S-8 Registration Statement and of the Registrant's prior Form S-8 Registration Statements (333-61572, 333-57742, and 333-65673) are hereby amended to read as follows:

Item 5. Interests of Named Experts and Counsel.

Young Innovations, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the Company's past financial statements incorporated by reference in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Earth City, State of Missouri, on the 25th day of March, 2009.

YOUNG INNOVATIONS, INC.

By: /s/ Alfred E. Brennan
Alfred E. Brennan
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Young Innovations, Inc., hereby severally constitute Alfred E. Brennan, Jr. and Arthur Herbst, Jr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Young Innovations, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of March, 2009.

Signature	Title

/s/ Alfred E. Brennan, Jr.
_____________________________________________	Chief Executive Officer and Director
Alfred E. Brennan, Jr.	(Principal Executive Officer)

/s/ Arthur L. Herbst, Jr.
_____________________________________________	President and Chief Financial Officer
Arthur L. Herbst, Jr.	(Principal Financial Officer)

*
_____________________________________________	Director

George E. Richmond

*
_____________________________________________	Director
Dr. Patrick J. Ferrillo

*
_____________________________________________	Director
Brian F. Bremer

/s/ Richard J. Bliss	Director
Richard J. Bliss

*By: /s/ Alfred E. Brennan, Jr.	Attorney-in-Fact
Alfred E. Brennan, Jr.

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